UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2020, ANI Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial and operating results for the three months ended March 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, the Board appointed Patrick D. Walsh, a member of the Board of Directors of the Company (the “Board”), as interim President and Chief Executive Officer, effective May 11, 2020.

Mr. Walsh has been a member of the Board since 2018. He is President & Managing Member of Diligence Team and Diligence Group LLC, consulting practices he founded and are based in Durham, North Carolina, and brings over 35 years of experience in the pharmaceutical industry.

From May 2019 to April 2020, he was co-founder and CEO of TriPharm Services, an injectable manufacturing business which was acquired by Alcami. From 2015 to February 2019, Mr. Walsh was the chief executive officer of Avista Pharma, a private equity backed global provider of contract manufacturing, development and analytical testing services to pharmaceutical and biotechnology clients that was acquired by Cambrex. Prior to Avista, from 2010 to 2014, Mr. Walsh was the chief executive officer of AAIPharma Services Corporation in Wilmington, North Carolina, a private equity backed global provider of contract manufacturing services. Mr. Walsh’s earlier career includes serving as chief executive officer of Kadmus Pharmaceuticals, Inc., in Irvine, California, and serving as president and chief operating officer of publicly-traded Gensia-Sicor Pharmaceuticals, Inc., which was acquired by Teva for $3.2 billion. Mr. Walsh currently serves as an independent director of the Board of Directors of Avid Bioservices, a publicly-traded company based in Tustin, California and serves on its corporate governance committee and is chair of the compensation committee. He is also an independent director of the Board of Directors of Institute Chemica Emiliano (I.C.E.), a privately held specialty chemical company based in Milan, Italy. He is also an Operating Partner (part-time) to healthcare private-equity firm Ampersand Capital, based in Wellesley, Massachusetts.

In connection with Mr. Walsh’s appointment as interim President and Chief Executive Officer, the Company agreed to pay Mr. Walsh an annual base salary of $630,000. Additionally, Mr. Walsh will receive 7,050 shares of restricted stock which will vest over a one-year period; provided, however, that such restricted stock shall immediately vest in full on the date Mr. Walsh’s service as interim President and Chief Executive Officer terminates.

As previously announced, the Board of Directors has retained an executive search firm to lead the search for a new President and Chief Executive Officer which search is ongoing.

Forward-Looking Statements

To the extent any statements made in this report deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Mr. Walsh’s appointment as interim President and Chief Executive Officer and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the ability of the Company to identify and attract qualified candidates for the position of President and Chief Executive Officer, the length of time before a successor is appointed and potential disruption in the management team during the transition period.

The Company’s business generally is subject to a number of risks which are described more fully in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this report speak only as of the date of this report and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Press release dated May 7, 2020, announcing financial and operating results for the three months ended March 31, 2020 and Patrick D. Walsh’s pending appointment as interim President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President Finance, and Chief Financial Officer

Dated: May 7, 2020